Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (333-260943) on Form S-8 of our report dated March 31, 2022, with respect to the consolidated financial statements of Rivian Automotive, Inc.

/s/ KPMG LLP

Detroit, Michigan

March 31, 2022